Exhibit 2.1

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                             STARLINER SYSTEMS, INC.

                                       AS
                                      BUYER

                                       AND

                           SK TECHNOLOGIES CORPORATION

                                       THE
                                     COMPANY

                                       AND

                           SIXTH AVENUE ASSOCIATES LLC
                               CALVIN S. SHOEMAKER
                                MELVIN GOLDBERGER
                                 DOROTHY EWESON
                                ROGER OESTERLING

                                       THE
                              SELLING SHAREHOLDERS



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                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is entered into as of March 31, 2004, among Starliner Systems, Inc., a B.V.I. corporation ("Buyer"), SK Technologies Corporation, a Delaware corporation (the "Company"), and the shareholders of the Company listed on the signature pages hereto (the "Selling Shareholders").

                                    RECITALS

     A. The Selling Shareholders own the "Shares" (as defined below) and desire and intend to sell the Shares to Buyer, in a privately negotiated transaction, at the price and on the terms and conditions set forth below.

     B. Buyer desires and intends to purchase the Shares from the Selling Shareholders at the price and on the terms and conditions set forth below.

                                    AGREEMENT

     In consideration of the terms hereof, the parties agree as follows:

                             ARTICLE I - DEFINITIONS

          1.1. "Act": As defined in Section 4.6.

          1.2. "Agreement": As defined in the opening paragraph hereof.

          1.3. "Buyer": As defined in the opening paragraph hereof.

          1.4. "Closing": As defined in Section 2.3.

          1.5. "Closing Amount": As defined in Section 2.2.2.

          1.6. "Closing Date": The date, time and place of Closing as specified in Section 2.3.

          1.7. "Company": As defined in the opening paragraph hereof.

          1.8. "Common Stock": As defined in Section 3.3(a).

          1.9. "Encumbrance": Any lien, mortgage, deed of trust, pledge, security interest, charge or other adverse claim or interest of any kind.

          1.10. "Escrow Agent": As defined in the Escrow Agreement.

          1.11. "Escrow Agreement": As defined in Section 2.2.1.

          1.12. "Financial Statements": As defined in Section 3.5(a).

          1.13. "GAAP": Generally accepted accounting principles in the United States.

          1.14. "Initial Deposit": As defined in Section 2.2.1.



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          1.15. "IRS": The United States Internal Revenue Service.

          1.16. "Knowledge": Representations and warranties to a party's knowledge mean that in acquiring such knowledge, the party representing and warranting such knowledge has engaged in reasonable inquiry and investigation.

          1.17. "Person": Any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority.

          1.18. "Personal Property": As defined in Section 3.9(b).

          1.19. "Plans": As defined in Section 6.2.

          1.20. "Preferred Stock": As defined in Section 3.3(a).

          1.21. "Purchase Price": The aggregate purchase price for the Shares, as defined in Section 2.2.

          1.22. "SEC": As defined in Section 3.8.

          1.23. "Selling Shareholders": As defined in the opening paragraph hereof.

          1.24. "Shares": The capital stock of the Company to be purchased by Buyer, consisting of not less than: (i) 14,870,920 shares of the outstanding Common Stock of the Company, (ii) 211,034 shares of the outstanding Series B Preferred Stock of the Company, and (iii) 793 shares of the outstanding Series D Preferred Stock of the Company.

          1.25. "Tax Returns": As defined in Section 3.7(a).

          1.26. "Transaction Documents": This Agreement and each of the agreements, certificates, instruments and documents executed or delivered pursuant to the terms of this Agreement, including, but not limited to the Escrow Agreement.

          1.27. "Transfer": As defined in Section 4.6.


                    ARTICLE II - PURCHASE AND SALE OF SHARES

2.1  Purchase and Sale of Shares

     On the terms and subject to the conditions of this Agreement,  Buyer agrees
to  purchase  the  Shares  from  the  Selling   Shareholders   and  the  Selling
Shareholders and agree to sell the Shares to Buyer.



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2.2  Consideration for Shares

     The aggregate purchase price for the Shares is three hundred fifty thousand dollars ($350,000.00) (the "Purchase Price"), payable as set forth in this
Section 2.2.

          2.2.1 Initial Deposit

          The sum of fifty thousand dollars ($50,000.00) (the "Initial Deposit") shall be delivered to the Escrow Agent to be held and paid to the Selling Shareholders or returned to Buyer in accordance with the terms of the escrow agreement attached hereto as Exhibit A (the "Escrow Agreement").

          2.2.2 Closing Payment

          The balance of the Purchase Price, the sum of three hundred thousand dollars ($300,000.00) (the "Closing Amount"), shall be paid by Buyer, via wire transfer pursuant to the wire transfer instructions attached hereto as
     Schedule 2.2.2, at the Closing.

2.3      Closing

     The closing of the transactions contemplated herein (the "Closing") shall be on or before March 31, 2004 and shall be held at the offices of Perkins Coie, 1899 Wynkoop Street, Suite 700, Denver, CO 80202, or such other date, time, and place as Buyer and the Selling Shareholders shall agree (the "Closing Date"). At the Closing, each of Buyer, the Company, and the Selling Shareholders shall take all such action and deliver all such funds, documents, instruments, certificates and other items as may be required, under this Agreement or otherwise, in order to perform or fulfill all covenants, conditions and agreements on its part to be performed or fulfilled at or before the Closing Date and to cause all conditions precedent to the parties' obligations under this Agreement to be satisfied in full.


                  ARTICLE III - REPRESENTATIONS AND WARRANTIES
                  OF THE COMPANY AND THE SELLING SHAREHOLDERS

     To induce Buyer to enter into and perform this Agreement, and except as is otherwise set forth in the Disclosure Schedules, the Company and the Selling Shareholders severally, but not jointly, represent and warrant to Buyer as of the Closing as follows in this Article III.

3.1  Selling Shareholder Matters

     3.1.1 Good Title

          The Selling Shareholder own not less than: (i) 14,870,920 shares of the outstanding Common Stock of the Company, (ii) 211,034 shares of the outstanding Series B Preferred Stock of the Company, and (iii) 793 shares



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     of the outstanding  Series D Preferred  Stock of the Company.  Each Selling
     Shareholder represents with respect to itself only (and not with respect to any other Selling Shareholder) as follows in this Section 3.1: such Selling Shareholder owns, beneficially and of record, the shares of Common Stock and Preferred Stock listed opposite such Selling Shareholder's name on Disclosure Schedule 3.1. Such Shares are owned free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws or the Preferred Stock designation pursuant to which such Preferred Stock was issued),
     preemptive  right,   option  or  other  right  to  purchase  and  upon  the
     consummation of the sale of such Shares as contemplated hereby, Buyer will have good title to such Shares, free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws or the Preferred Stock designation pursuant to which such Preferred Stock was issued), preemptive right, option or other right to purchaser.

          3.1.2 Authority

          The Selling Shareholders have all requisite power, right and authority to enter into this Agreement and the other Transaction Documents to which each is a party, to consummate the transactions contemplated hereby and thereby, and to sell and transfer the Shares. The Selling Shareholders have taken, or will take prior to the Closing, all actions necessary for the authorization , execution, delivery and performance of this Agreement and the other Transaction Documents (including obtaining of any consents or approvals necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents and transfer the Shares free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws or the Preferred Stock designation pursuant to which such Preferred Stock was issued), preemptive right, option or other right to purchaser).

          3.1.3 Enforceability

          This Agreement has been, and the other Transaction Documents to which the Selling Shareholders are a party on the Closing will be, duly executed and delivered by the Selling Shareholders, and this Agreement is, and each of the other Transaction Documents to which the Selling Shareholders are a party on the Closing will be, the legal, valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder (severally, but not jointly) in accordance with its terms.

          3.1.4 No Approvals or Notices Required; No Conflicts

          The  execution,  delivery and  performance  of this  Agreement and the
     other  Transaction   Documents  by  the  Selling   Shareholders,   and  the



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     consummation of the transactions  contemplated hereby and thereby, will not
     (a) require any consent, approval or authorization of, or declaration, filing or registration with, any Person that has not been obtained or made at or prior to the Closing, (b) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate,
     terminate,   modify  or  cancel,  any  agreement,   lease,  note  or  other
     restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, or (c) result in the creation of any lien or encumbrance upon the Shares or other securities of the Company.

3.2  Company Organization; Good Standing; Corporate Authority; Enforceability

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company is duly qualified to do business, and is in good standing in the states required due to (a) the ownership or lease of real or personal property for use in the operation of the Company's business or (b) the nature of the business conducted by the Company, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company. The Company has all requisite power, right and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby.

     All actions on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Company's obligations under this Agreement and the other Transaction Documents have been taken or will be taken prior to the Closing. This Agreement has been, and the other Transaction Documents to which the Company is a party on the Closing will be, duly executed and delivered by the Company, and this Agreement is, and each of the other Transaction Documents to which it is a party on the Closing will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.3  Capitalization

     (a) The authorized capital stock of the Company consists of 25,000,000 shares of common stock, $0.001 par value (the "Common Stock") and 5,000,000 shares of Preferred Stock, $0.001 par value (of which 1,000,000 shares are designated Series B Preferred Stock, and 3,000 shares are designates Series D Preferred Stock) (the "Preferred Stock").

     (b) The issued and outstanding capital stock of the Company consists, and as of the Closing will consist, solely of 19,644,490 shares of Common Stock, 396,066 Shares of Series B Preferred Stock, and 793 Shares of Series D Preferred



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Stock.  All  shares of Common  Stock and  Preferred  Stock  that are  issued and outstanding are, and as of the Closing Date will be, duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal, state and foreign securities laws.

     (c) At Closing, there will be no issued or outstanding warrants, options, preemptive rights, rights of first refusal, or other similar rights to acquire any capital stock of the Company, nor any other obligations of the Company to issue, grant, extend or enter into any security, option, warrant, "call," right, commitment, agreement, arrangement or undertaking with respect to any of the Company's capital stock.

3.4  No Approvals or Notices Required; No Conflicts

     The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, and the consummation of the transactions contemplated hereby and thereby, will not (a) require any consent, approval or authorization of, or declaration, filing or registration with, any Person that has not been obtained or made at or prior to the Closing, (b) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject,
(c) result in the creation of any lien or encumbrance upon the Shares or other securities of the Company or (d) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of the Company.

3.5  Financial Statements; Obligations; No Liabilities

     (a) The Company has provided to Buyer (i) audited balance sheets and statements of operations, shareholders' equity and cash flows of the Company at and for the fiscal years ended March 31, 2003, and accompanying notes; and (2) unaudited balance sheet as of December 31, 2003. All the foregoing financial statements (including the notes thereto) are referred to as the "Financial Statements" and are available in the public record (see, http://www.sec.gov). The Financial Statements have been prepared in conformity with GAAP consistently applied throughout the periods covered, except as may be indicated in the notes thereto, and present fairly the financial position, results of operations and changes in financial position of the Company at the dates and for the periods indicated, subject, in the case of the unaudited financial statements, to normal recurring period-end adjustments.

     (b) IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE OF THE SHARES PURSUANT TO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS IS PREDICATED ON THE COMPANY HAVING NO LIABILITIES AT CLOSING OTHER THAN THOSE OBLIGATIONS ACCEPTED BY BUYER. The Company will not, as of Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or



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to become due, that is not reflected in the Company's  Financial  Statements and listed on Schedule 3.5 hereto. As a condition of Closing, any and all debts and liabilities listed on Schedule 3.5 to this Agreement (except as otherwise explicitly indicated thereon) shall be satisfied, in full, either before closing or at closing, unless such condition is waived by Buyer.

3.6  Absence of Certain Changes or Events

     Except (a) as and to the extent reflected or reserved against in the balance sheet and (b) for liabilities and obligations incurred in the ordinary course of business since the Financial Statements, the Company has not entered into or agreed to enter into any transaction, agreement or commitment, suffered the occurrence of any event or events or experienced any change in financial condition, business, results of operations or otherwise that, in the aggregate resulted in a material adverse change in the business, assets, operations of the Company.

3.7  Taxes

     (a) The Company has filed on a timely basis all reports, returns, declarations, claims for refund, information returns, statements or other similar documents, including any schedules or attachments thereto, and including any amendment thereof with respect to any Taxes ("Tax Returns") that the Company was required to file through its fiscal year ended March 31, 2002. No such Tax Returns are currently the subject of audit or examination nor has the Company been notified in writing, or otherwise, of any request for an audit or examination.

     (c) There is no dispute, claim or proposed adjustment concerning any Tax liability of the Company either (A) claimed or raised by any authority in writing or (B) based upon personal contact with any agent of such authority. The Company is not a party to nor has it been notified in writing or, otherwise, that it is the subject of any pending, proposed or threatened action, investigation, proceeding, audit, claim or assessment by or before the IRS or any other governmental authority, and no claim for assessment, deficiency or collection of Taxes, or proposed assessment, deficiency or collection from the IRS or any other governmental authority which has not been satisfied, nor does the Company have any reason to believe that any such notice will be received in the future. The IRS has never audited any Tax Return of the Company. The Company has not filed any requests for rulings with the IRS. There are no Tax liens of any kind upon any property or assets of the Company, except for inchoate liens for Taxes not yet due and payable. The Company has paid, or will pay by the Closing, all taxes, assessments, and penalties due and payable.

3.8  Securities Filings

     The Company has filed or will have filed by Closing, all required filings with the Securities and Exchange Commission (the "SEC") and with any other Government agency, including the state of Delaware that may be required.



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3.9  Contracts; Leases; Assets

     Except as indicated on Schedule 3.9 hereto, the Company is not a party to any contract, agreement or lease. At the Closing, the Company will have no assets (other than its books and records and certain software assets which are difficult to value) and no liabilities (except as otherwise specified on
Schedule 3.5).

3.10 Claims and Legal Proceedings

     There are no claims, actions, suits, arbitrations, criminal or civil investigations or proceedings pending or involving or, to the knowledge of the Company and/or the Selling Shareholders, threatened against the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. To the knowledge of the Company and/or the Selling Shareholders, there is no valid basis for any claim, action, suit, arbitration, investigation or proceeding that could reasonably be expected to be materially adverse to the business, assets, operations, prospects or condition (financial or other) of the Company before or by any Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party that involve the transactions contemplated herein or that would have a material adverse effect on the business, assets, operations, prospects or condition (financial or other) of the Company.

3.11 Corporate Books and Records

     The Company has furnished to Buyer, at or prior to closing (or at such time and place as shall be designated by Buyer), true and complete copies of (a) the Certificate of Incorporation of the Company as currently in effect, including all amendments thereto, and (b) the minute books of the Company (including copies of all director and shareholder consents). Such minutes reflect all meetings of the Company's Shareholders, Board of Directors and any committees thereof since the Company's inception, and such minutes accurately reflect the events of and actions taken at such meetings. Interwest Transfer Co., Inc. (Phone: 801-272-9294) is the transfer agent for the Company and possess stock transfer books that accurately reflect all issuances and transfers of shares of capital stock of the Company since its inception.

3.12 Limitation to Representations

     Neither the Company nor the Selling Shareholders shall be deemed to have made to Buyer any representation or warranty other than as expressly made by the Company or severally by the Selling Shareholders in this Article III. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Company and the Selling



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Shareholders in this Article III, the Company and the Selling  Shareholders make no representation or warranty to Buyer with respect to (a) any projections, estimates or budgets delivered to or made available to Buyer of future revenues, expenses or expenditures or future results of operations or (b) except as expressly covered by a representation and warranty contained in this Article III, any other information or documents (financial or otherwise) made available to Buyer or its counsel, accountants or advisers with respect to the Company and the Selling Shareholders.


                   ARTICLE IV - REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

     To induce the Company and the Selling Shareholders to enter into and perform this Agreement, Buyer represents and warrants to the Company and the Selling Shareholders as of the date of this Agreement and as of the Closing as follows in this Article IV:

4.1  Organization

     Buyer is a B.V.I. corporation whose address is c/o Mintmire & Associates, 265 Sunrise Avenue, Suite 204, Palm Beach, FL 33480, Attn: Don Mintmire, Esq. Buyer has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which Buyer is a party, and to carry out the transactions contemplated hereby and thereby.

4.2  Enforceability

     This Agreement has been, and the other Transaction Documents to which Buyer is a party on the Closing will be, duly executed and delivered by Buyer, and this Agreement is, and each of the other Transaction Documents to which Buyer is a party on the Closing will be, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

4.3  No Approvals or Notices Required; No Conflicts With Instruments

     The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to Buyer, or (b) require Buyer to obtain any consent, approval or authorization of, or declaration, filing or registration with, any Person.



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4.4  Investment Intent

     Buyer represents and warrants to the Company and the Selling Shareholders that Buyer is an "accredited investor," as such term is defined in Section 2(15) of the Securities Act and Rule 501 of Regulation D promulgated thereunder, that Buyer is purchasing the Shares for Buyer's own account, for investment purposes, in Buyer's name and solely for Buyer's own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other Person. Buyer understands and agrees that the Shares being acquired pursuant to this Agreement have not been registered under the Act of 1933, as amended (the "Act") or under any applicable state securities laws and may not be sold, pledged, assigned, hypothecated or otherwise transferred (a "Transfer") except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which shall to be established to the satisfaction of the Company at or prior to the time of Transfer. The representations and warranties set forth in this Section 4.4 shall survive the Closing.

4.5  Brokers

     Buyer represents, warrants, and hereby covenants that Buyer shall pay and be solely responsible for satisfying any and all broker, finder, consultant or other claims for any finders' or brokers' fees or commissions arising out of or in connection with this Agreement or the transactions contemplated hereby, and Buyer shall defend, indemnify, and hold harmless the Company and the Selling Shareholders for any damages, costs and expenses, including, but not limited to, reasonable attorneys' fees, arising out of or in connection with any claims for such consultants', finders' or brokers' fees or commissions. The representations, warranties, and covenants set forth in this Section 4.5 shall survive the Closing.


            ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     The obligations of Buyer to perform and observe the covenants, agreements and conditions to be performed and observed by it at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by Buyer.

5.1  Accuracy of Representations and Warranties

     Each of the representations and warranties of the Company and the Selling Shareholders contained in this Agreement and the other Transaction Documents to which each is a party (including applicable Exhibits or Disclosure Schedules) shall be true and correct as of the Closing Date as though made on that date; except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date.



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5.2  Performance of Agreements

     The Company and the Selling Shareholders shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any other Transaction Document to be performed and complied with by them at or prior to the Closing.

5.3  Due Diligence

     (a) The results of Buyer's due diligence investigation of the Company and the Selling Shareholders (as it relates to the Shares) shall be satisfactory in all reasonable respects to Buyer.

     (b) The Financial Statements of the Company made available to Buyer shall include the audited balance sheet for the fiscal year of the Company ended March 31, 2003, and statements of operations, stockholders' equity and cash flows for the twelve month period then ended; along with unaudited balance sheets through December 31, 2003.

     (c) True and correct copies of all of the business and corporate records of the Company shall have been delivered to Buyer (or shall be delivered to Buyer at such time and place as Buyer directs), including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings or consents, financial statements, shareholder listings, stock transfer records.

5.4  Escrow Agreement

     The Escrow Agent and the Company shall have executed and delivered the Escrow Agreement.

5.5  Resignations

     Buyer shall have received copies of resignations, in substantially the form attached hereto as Schedule 5.5, effective as of the Closing Date of all the officers and directors of the Company.

5.6  Resolutions Appointing Buyer's Designees to Board of Directors

     Buyer shall have received copies of a board of directors resolution, in substantially the form attached hereto as Schedule 5.6, appointing as directors of the Company 1 persons designated by Buyer.

5.7  Resolutions Appointing Buyer's Designees to Board of Directors

     Buyer shall have received original stock certificates representing the Shares, together with Stock Powers, in substantially the form attached hereto as
Schedule 5.7, assigning such Shares to Buyer.

5.8  Release Agreement

     Buyer shall have received a full executed Release Agreement, in substantially the form attached hereto as Schedule 5.8, forgiving and releasing certain loans made to the Company in the approximate aggregate amount of $1,859,078.

5.9  Assignment of Coleman Note

     Buyer shall have received a full executed Assignment of Note, in substantially the form attached hereto as Schedule 5.9, assigning to Buyer all right, title, and interest in and to that certain promissory note, with a current principal balance outstanding of $364,000, issued for the benefit of Baron Coleman, dated March 9, 1993.


                ARTICLE VI - CONDITIONS PRECEDENT TO OBLIGATIONS
                   OF THE COMPANY AND THE SELLING SHAREHOLDERS

     The obligations of the Company and the Selling Shareholders to perform and observe the covenants, agreements and conditions to be performed and observed by each of them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Company and the Selling Shareholders.

6.1  Accuracy of Representations and Warranties

     Each of the representations and warranties of Buyer contained in this Agreement and the other Transaction Documents to which it is a party shall be true and correct as of the Closing Date as though made on that date, except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date.

6.2  Performance of Agreements

     Buyer shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any other Transaction Document to be performed and complied with by it at or prior to the Closing.

6.3  Approvals and Consents

     All consents, approvals, transfers of permits or licenses, and all applications, and notices whether to public agencies, federal, state, local or foreign, or otherwise, required to be obtained by Buyer for the consummation of the transactions contemplated hereby shall have been obtained, and all waiting periods specified by law shall have passed.

6.4  Escrow Agreement

     The Escrow Agent and Buyer shall have executed and delivered the Escrow Agreement and the Buyer shall have delivered the Initial Deposit.


                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

7.1  Termination

     This Agreement may be terminated at any time prior to the Closing:

          (a)  by  mutual   written   consent  of  the   Company,   the  Selling
     Shareholders, and Buyer;

          (b) by the Company, if Buyer shall have breached any of its representations, warranties or agreements;

          (c) by Buyer,  if the Company  and/or the Selling  Shareholders  shall
     have  breached  any  of  its  or  their   representations,   warranties  or
     agreements; or

          (d) by either the Company or Buyer if the Closing has not occurred by March 31, 2004; provided, however, that the right to terminate this Agreement under this subsection (d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

7.2  Effect of Termination

     In the event of the termination of this Agreement pursuant to Section 7.1, there shall be no further obligation on the part of any party, except that Sections 4.5, 7.2, 9.1, 9.2 and 9.5 shall survive any such termination and nothing shall relieve any party from liability for any breach of this Agreement.

7.3  Amendment

     Buyer, the Company and the Selling Shareholders may amend, modify or supplement this Agreement at any time, but only in writing duly executed on behalf of each of the parties to be bound thereby.

7.4  Waiver

     At any time prior to the Closing, any party may (a) extend the time for the performance of any obligation or other act of any other party, (b) waive any inaccuracy in the representations and warranties contained in any Transaction Document, or (c) waive compliance with any agreement or condition in any Transaction Document. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound.

The failure of any party at any time or times to require performance of any provisions shall in no manner affect its right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any terms, covenants, representations, warranties or agreements contained in this Agreement shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or any breach of any other terms, covenants, representations, warranties or agreements.


                   ARTICLE VIII - SURVIVAL AND INDEMNIFICATION

8.1  Survival

     Except as otherwise explicitly set forth herein or in the other Transaction Documents, the representations and warranties contained in this Agreement or the other Transaction Documents shall terminate upon, and shall not survive, the Closing.


                              ARTICLE IX - GENERAL

9.1  Expenses

     Whether or not the transactions contemplated by this Agreement are consummated, except as set forth in Section 4.5, each party shall each pay its own fees and expenses for the negotiation, preparation and carrying out of this Agreement and the other Transaction Documents (including legal and accounting fees and expenses); provided, however, that, should any action be brought hereunder, the attorneys' fees and expenses of the prevailing party shall be paid by the other party to such action.

9.2  Consequential Damages

     No party shall be liable to the other parties for any special, indirect, incidental or consequential damages resulting from any breach of this Agreement.

9.3  Assignment

     This Agreement shall not be assigned by operation of law or otherwise, except that Buyer may assign all or any of its rights and obligations to any of its affiliates. In the event of any such permitted assignment, Buyer shall guarantee the performance of such obligations by such assignee.

9.4  Notices

     Unless otherwise provided, any notice under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one (1) business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth below, or (d) three (3) days after deposit with the U.S. Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by advance written notice to the other parties given in the foregoing manner.

TO BUYER:

                                    Starliner Systems, Inc.
                                    c/o Mintmire & Associates
                                    265 Sunrise Ave., Suite 204
                                    Palm Beach, Florida 33480
                                    Facsimile:  561-659-5371
                                    Attention:  Don Mintmire, Esq.

TO THE COMPANY:

                                    SK Technologies Corporation
                                    888 Seventh Ave., Suite 408
                                    New York, New York 10106
                                    Facsimile:  212-489-2002
                                    Attention:  Philip Kozloff

        with a copy to:

                                    Perkins Coie LLP
                                    1899 Wynkoop St., Suite 700
                                    Denver, CO 80202
                                    Facsimile:  303-291-2400
                                    Attention:  Donald Salcito, Esq.

TO THE SELLING SHAREHOLDERS:

                                    SK Technologies Corporation
                                    888 Seventh Ave., Suite 408
                                    New York, New York 10106
                                    Facsimile:  212-489-2002
                                    Attention:  Philip Kozloff

        with a copy to:

                                    Perkins Coie LLP
                                    1899 Wynkoop St., Suite 700
                                    Denver, CO 80202
                                    Facsimile:  303-291-2400
                                    Attention:  Donald Salcito, Esq.

9.5  Governing Law

     This Agreement shall be governed by and construed under the laws of the state of New York, without regard to principles of conflict of laws.

9.6  Successors and Assigns

     The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

9.7  Severability

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.8  Entire Agreement; Counterparts

     This Agreement and the Transaction Documents constitutes the entire agreement among the parties with respect to this subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to this subject matter. This Agreement may be executed in two or more counterparts, which taken together shall constitute one instrument.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

                        BUYER
                        STARLINER SYSTEMS, INC.

                                By:/s/F. Peter Brewer
                                -----------------------------------------------
                                Name: F. Peter Brewer
                                -----------------------------------------------
                                Title: President
                                -----------------------------------------------

                        COMPANY
                        SK TECHNOLOGIES CORPORATION

                                By: /s/Calvin S. Shoemaker
                                -----------------------------------------------
                                Name: Calvin S. Shoemaker
                                -----------------------------------------------
                                Title: President & CEO
                                -----------------------------------------------

                        SELLING SHAREHOLDERS

                                By: /s/Calvin S. Shoemaker
                                -----------------------------------------------
                                Calvin S. Shoemaker

                                By:/s/Melvin Goldberger
                                -----------------------------------------------
                                Melvin Goldberger

                                By:/s/Dorothy D. Eweson
                                -----------------------------------------------
                                Dorothy D. Eweson

                                By:/s/Roger Oesterling
                                -----------------------------------------------
                                Roger Oesterling

                        Sixth Avenue Associates LLC

                                By:/s/Philip Kozloff
                                -----------------------------------------------
                                Name: Philip Kozloff
                                -----------------------------------------------
                                Title: Manager
                                -----------------------------------------------

                                By:/s/James J. Ruddy
                                -----------------------------------------------
                                Name: James J. Ruddy
                                -----------------------------------------------
                                Title: Manager
                                -----------------------------------------------